UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549


                              FORM 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                       EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):March 25, 1998 (March 10, 1998)
                                                 ------------------------------

                        Commission File Number 1-6560




                            THE FAIRCHILD CORPORATION
                        ----------------------------------
             (Exact name of Registrant as specified in its charter)

        Delaware                                      34-0728587
-------------------------------             -----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or organization)


45025 Aviation Drive, Suite 400
Dulles, VA                                                       20166
---------------------------------------     ------------------------------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code          (703) 478-5800
                                                            --------------


Washington Dulles International Airport
300 West Service Road, PO Box 10803
Chantilly, VA
-------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 2.   DISPOSITION OF ASSETS

     On November 20, 1997, Shared Technologies Fairchild Inc. ("STFI"), a corporation of which the Company owned approximately 42% of the outstanding common stock, executed a Merger Agreement with Intermedia Communications Inc. ("Intermedia"), pursuant to which holders of STFI common stock would receive $15.00 per share in cash (the "STFI Merger"). On March 10, 1998, the STFI Merger was consummated. In the quarter ended December 28, 1997 the Company was paid approximately $85,000 in cash (before tax and selling expenses) in exchange for preferred stock of STFI owned by the Company. The Company received an additional $93,000 in cash (before tax and selling expenses) in the third quarter of Fiscal 1998, in exchange for the 6,225,000 shares of common stock of STFI owned by the Company.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS


                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma consolidated statement of earnings for the year ended June 30, 1997 and for the six months ended December 28, 1997 have been prepared to give effect to the STFI Merger as if the STFI Merger occurred on July 1, 1996 and July 1, 1997, respectively. The unaudited pro forma consolidated balance sheet as of December 28, 1997 has been prepared to give effect to the STFI Merger as if it had occurred on such date.

     The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that would have been obtained had the STFI Merger been completed as of the dates presented or for any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto included in the Company's Form 10-K/A dated June 30, 1997 and Form 10-Q dated December 28, 1997.

                              THE FAIRCHILD CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          FOR THE YEAR ENDED JUNE 30, 1997
                        (In thousands, except per share data)


                                     Historical        STFI         Pro Forma
                                   (as Restated)     Merger (1)       Company
                                   -------------     ----------     ----------
Sales                               $    680,763    $   -          $   680,763

Costs and expenses:
 Cost of sales                           499,419        -              499,419
 Selling, general & administrative       142,931        -              142,931
 Research and development                    100        -                  100
 Amortization of goodwill                  4,814        -                4,814
                                     -----------     -----------     ---------
                                         647,264        -              647,264

 Operating income                         33,499        -               33,499

 Net interest expense                    (47,681)          9,595       (38,086)
 Investment income, net                    6,651        -                6,651
 Equity in earnings of affiliates          4,598        -                4,598
 Minority interest                        (3,514)       -               (3,514)
 Nonrecurring income                       2,528        -                2,528
                                      ----------     -----------     ---------
 Earnings before taxes                    (3,919)          9,595         5,676
 Income tax provision (benefit)           (5,735)          3,358        (2,377)
                                      ----------     -----------     ---------
 Earnings from continuing
    operations                       $     1,816   $       6,237     $   8,053
                                      ==========    ============      ========


 Earnings per share from
     continuing operations:
         Basic                       $      0.11                     $    0.49
         Diluted                            0.10                          0.46

 Weighted average shares outstanding:

         Basic                            16,539                        16,539
         Diluted                          17,321                        17,321
/TABLE

                                THE FAIRCHILD CORPORATION
                UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                       FOR THE SIX MONTHS ENDED DECEMBER 28, 1997
                          (In thousands, except per share data)

                                    Historical          STFI         Pro Forma
                                   (as Restated)     Merger (1)       Company
                                   -------------     ----------      ----------
Sales                              $     402,978    $    -        $     402,978

Costs and expenses:
  Cost of sales                          299,827         -              299,827
  Selling, general & administrative       74,267         -               74,267
  Research and development                    97         -                   97
  Amortization of goodwill                 2,606         -                2,606
                                    ------------    ------------   ------------
                                         376,797         -              376,797

  Operating income                        26,181         -               26,181

Net interest expense                     (27,744)          4,521        (23,223)
Investment income, net                    (5,180)        -               (5,180)
Equity in earnings of affiliates           2,121         -                2,121
Minority interest                         (1,875)        -               (1,875)
                                    ------------    ------------   ------------
Earnings before taxes                     (6,497)          4,521         (1,976)
Income tax provision (benefit)            (3,121)          1,582         (1,539)
                                    ------------    ------------   -------------
Earnings (loss) from continuing
   operations                     $      (3,376)  $       2,939  $         (437)
                                    ============    ============   =============


Earnings (loss) per share from
   continuing operations:
       Basic                       $       (0.20)                 $       (0.03)
       Diluted                             (0.20)                         (0.03)

Weighted average shares outstanding:
       Basic                              16,864                         16,864
       Diluted                            16,864                         16,864

                                   THE FAIRCHILD CORPORATION
                       UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                    AS OF DECEMBER 28, 1997
                                          (In thousands)


                                       Historical          STFI       Pro Forma
                                      (as Restated)       Merger       Company
                                      -------------     ----------- ------------
Cash (2)                             $       38,907  $       67,545 $   106,452
Short-term investments                        8,487            -          8,487
Accounts receivable, less allowance         160,995            -        160,995
Inventory                                   361,966            -        361,966
Prepaid and other current assets             81,037            -         81,037
                                      -------------   -------------   ---------

 Total current assets                       651,392          67,545     718,937

Net fixed assets                            126,198            -        126,198
Net assets held for sale                     26,447            -         26,447
Net assets of discontinued operations        12,069            -         12,069
Investment in affiliates                     21,829            -         21,829
Goodwill                                    160,150            -        160,150
Deferred loan costs                          11,742            -         11,742
Prepaid pension assets                       59,282            -         59,282
Other assets                                 53,627            -         53,627
                                       ------------     -----------  ----------
  Total assets                         $  1,122,736    $     67,545  $1,190,281
                                        ===========     ===========   ==========


Bank notes payable & current
  maturities of debt                   $     92,348    $       -       $     92,348
Accounts payable                             70,739            -             70,739
Other accrued expenses                       92,979            -             92,979
                                        -----------     -----------     -----------
  Total current liabilities                 256,066            -            256,066

Long-term debt, less current maturities     371,610            -            371,610
Other long-term liabilities                  29,050            -             29,050
Retiree health care liabilities              42,366            -             42,366
Noncurrent income taxes                      47,388            -             47,388
Minority interest in subsidiaries            70,327            -             70,327
                                       ------------     ----------       ----------
  Total liabilities                         816,807            -            816,807
  Total stockholders' equity (3)            305,929          67,545         373,474
                                       ------------     -----------      ----------
Total liabilities &
   stockholders' equity                $  1,122,736    $     67,545     $  1,190,281
                                        ===========     ===========      ===========

    NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


(1) Represents the net decrease of interest expense by $9,595, and $4,521 for the fiscal year ended June 30, 1997 and the six months ended December 28, 1997, respectively, reflecting the proceeds received from the STFI Merger used to reduce the Company's debt and additional interest income from invested proceeds.

(2) The increase in cash of $67,545 reflects the remaining net proceeds received in the third quarter of Fiscal 1998, from the completion of the STFI Merger.

(3) Represents the increase in stockholders' equity related to the remaining gain from the STFI Merger as follows:

Gross Proceeds to be received from the STFI common stock            $  93,375
Less: Cash Expenses                                                    (5,334)
                                                                     --------
Net proceeds                                                           88,041
Book Basis of STFI investment                                            --
                                                                     --------
Gain from disposal before taxes                                        88,041
Income tax provision                                                   20,496
                                                                     --------
Net gain from disposal                                              $  67,545
                                                                     ========

     In the quarter ended December 28, 1997, the Company recorded a $29,974 gain, net of tax, on disposal of discontinued operations, from the proceeds received for the preferred stock of STFI. The results of STFI have been accounted for as discontinued operations. Earnings from discontinued operations included the Company's equity in earnings of $3,149 and $622 from the STFI investments during the year ended June 30, 1997 and the six months ended December 28, 1997, respectively. These amounts have not been adjusted for in the pro forma consolidated financial statements since "earnings from discontinued operations" appear below "earnings from continuing operations".

                                        EXHIBITS

2.1 Stock Option Agreement dated November 20, 1997 between RHI Holdings, Inc. and Intermedia Communications Inc. (Incorporated by reference to Schedule 13D/A (Amendment No. 4) dated as of November 25, 1997 filed by the Company on December 1, 1997).

2.2 Stock Purchase Agreement dated November 25, 1997 between RHI Holdings, Inc. and Intermedia Communications Inc. (Incorporated by reference to Schedule 13D/A (Amendment No. 4) dated as of November 25, 1997 filed by the Company on December 1, 1997).

                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to the signed on its behalf by the undersigned hereunto duly authorized.



                               For THE FAIRCHILD CORPORATION
                                 (Registrant) and as its Chief
                                 Financial Officer:



                                By:  Colin M. Cohen
                                     Senior Vice President and
                                     Chief Financial Officer




Date:     March 25, 1998